Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Element92 Resources Corp. on Form 10-Q for the quarter ending June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Daniel  S. Mckinney, President, CEO, Secretary, Director and Mervyn R. Cragg CFO of the Company , certify, pursuant to 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best our knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 /s/ Daniel S Mckinney
Dated: August 13, 2010
Daniel S Mckinney
President, Chief Executive Officer, Secretary, Director

 /s/ Mervyn R. Cragg
Dated: August  13, 2010
Mervyn R. Cragg
Chief Financial Officer.